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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Universal Hospital Services, Inc. of our report dated February 13, 2004, relating to the financial statements and financial statement schedule of Universal Hospital Services, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/PricewaterhouseCoopers LLP


Minneapolis Minnesota
April 13, 2004